Exhibit 10.5

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PETROALGAE, LLC

A DELAWARE LIMITED LIABILITY COMPANY

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACTS OR LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF SUCH MEMBERSHIP INTERESTS IS RESTRICTED AS STATED IN THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS THE LLC RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACTS AND LAWS. BY ACQUIRING MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, EACH MEMBER REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS MEMBERSHIP INTERESTS WITHOUT COMPLIANCE WITH THE PROVISIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AND REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

PETROALGAE, LLC

A DELAWARE LIMITED LIABILITY COMPANY

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of PetroAlgae, LLC, a Delaware limited liability company (the “LLC”), is made and entered into as of the 16th day of February, 2007 (the “Effective Date”) by and among XL TechGroup, Inc. (“XLTG”), a corporation organized under the laws of Delaware, and Arizona Science & Technology Enterprises, LLC, an Arizona limited liability company dba Arizona Technology Enterprises (“AzTE”). Unless otherwise indicated, capitalized words and phrases in this Amended and Restated Limited Liability Company Agreement (this “Agreement”) shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit A.

At all times since formation, the LLC and its operations have been governed by that certain Limited Liability Company Agreement entered into by its sole Member prior to the date of this Agreement, XLTG and dated as of October 1, 2006 (the “Original LLC Agreement”). XLTG and AzTE now seek to amend and restate the Original LLC Agreement in order to add AzTE as a Member and to provide for the future operation of the LLC and to set forth the rights and obligations of the Members and Directors with respect to the LLC. In consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree that the limited liability company agreement of the LLC as of the date of this Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

FORMATION; CERTAIN REPRESENTATIONS AND WARRANTIES

SECTION 1.1. Formation; General Terms. The LLC was formed upon the filing of a Certificate of Formation with the Delaware Secretary of State on September 22, 2006. As of the date hereof, the rights and obligations of the LLC and its Members and Directors will be governed by the Act and this Agreement, including all the Exhibits to this Agreement.

SECTION 1.2 Name. The name of the LLC shall be “PetroAlgae, LLC.” The name of the LLC shall be the exclusive property of the LLC, and no Member shall have any rights in the LLC’s name or any derivation thereof, even if the name contains such Member’s own name or a derivation thereof. The LLC’s name may be changed only by an amendment to the Certificate of Formation and this Agreement.

SECTION 1.3. Purpose. The LLC was formed for the purpose of engaging in, and may engage in, any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware.

SECTION 1.4. Registered Agent; Registered Office. The LLC’s registered agent and registered office are set forth in the Certificate of Formation and may be changed from time to time in accordance with the Act.

SECTION 1.5. Principal Place of Business. The principal place of business of the LLC shall be at 1901 S. Harbor City Blvd., Suite 300 Melbourne, FL 32901, or such other location as the Board may determine from time to time.

SECTION 1.6. Commencement and Term. The LLC commenced at the time and on the date appearing in the Certificate of Formation and shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement, and a certificate of cancellation is filed with respect to the LLC in accordance with the Act.

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SECTION 1.7. Certain Representations and Warranties.

(a) XLTG hereby represents and warrants to AzTE and to the LLC, as of the date hereof, that the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of XLTG and do not conflict with the organizational documents of XLTG or the LLC or with any agreement or arrangement to which XLTG or the LLC is a party or by which it is bound. This Agreement constitutes the valid, binding and enforceable agreement of XLTG, and is binding on and enforceable against the LLC.

(b) The LLC represents and warrants to AzTE that (i) the LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) the letter (the “Operations Letter”) from the LLC to AzTE, of even date herewith, sets forth a description of (A) all material business and operating activities engaged in by the LLC, (B) any binding commitment, agreement, contract or understanding the LLC has entered into with any other Person, (C) all limited liability company interests in the LLC granted to any Person other than XLTG, (D) any material assets acquired by the LLC, (E) the identities of all employees or independent contractors hired or engaged by the LLC, and (iii) the LLC has no known liabilities (contingent or otherwise) not described in the Operations Letter.

(c) AzTE hereby represents and warrants to XLTG and to the LLC, as of the date hereof, that the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of AzTE and do not conflict with the organizational documents of AzTE or with any agreement or arrangement to which AzTE is a party or by which it is bound. This Agreement constitutes the valid, binding and enforceable agreement of AzTE.

ARTICLE II

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; UNITS

SECTION 2.1. Capital Contributions and Capital Accounts. Contemporaneously with its execution of this Agreement, AzTE and the LLC have entered into the License Agreement. As partial consideration for the License Agreement, AzTE is receiving the Class A Units as provided in this Agreement. As of the date hereof, XLTG has made cash capital contributions to the LLC in the amount of $488,532.

SECTION 2.2. Other Capital Contributions. Subject to the terms and conditions of this Agreement (including without limitation Section 2.6 and Section 5.2, the Board may from time to time authorize and cause the LLC to issue additional Units, secured or unsecured debt obligations of the LLC, debt obligations of the LLC convertible into Units, options or warrants to purchase Units, or any combination of the foregoing (collectively, “New Securities”) with such terms and conditions and in exchange for such cash or other property as the Board acting in accordance with this Agreement may determine; provided, however, no Member shall have any obligation hereunder to contribute additional capital to the LLC beyond what is provided in Section 2.1. Any such New Securities may be sold to existing Members, Affiliates of existing Members or any other parties at the discretion of the Board acting in accordance with this Agreement.

SECTION 2.3. Liability of Members. No Member shall be liable for any debts or losses of capital or profits of the LLC or be required to guarantee the liabilities of the LLC. Except as set forth in Section 2.1 and Section 3.2 of this Agreement, no Member shall be required to contribute or lend funds to the LLC.

SECTION 2.4. Maintenance of Capital Accounts; Withdrawals; Interest. Separate Capital Accounts shall be maintained for each of the Members. Capital Accounts shall be maintained in accordance with the requirements of Section 704(b) of the Code and the applicable Treasury Regulations thereunder. No Member shall be entitled to withdraw or receive any part of its Capital Account or any distribution with respect to any of its Units except as provided in this Agreement. No Member shall be entitled to receive any interest on his Capital Contributions or Capital Account except as provided in this Agreement. Each Member shall look solely to the assets of the LLC for the return of its Capital Contributions and distributions with respect to its Units and, except as

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otherwise provided in this Agreement, shall have no right or power to demand or receive any property or cash from the LLC. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

SECTION 2.5. Classes of Members and Units. Each Member’s limited liability company interest in the LLC shall be denominated in Units, and, except as otherwise specifically provided herein, the relative rights, privileges, preferences and obligations with respect to the Member’s limited liability company interest in the LLC shall be determined under this Agreement and the Act based upon the number and the class of Units held by the Member. The Units of the Members may be represented by a certificate. The exact contents of any such certificate shall be determined by Board. In addition to being reflected on any such certificate, the number and class of Units held by a Member shall be reflected on the Information Exhibit, provided that, with respect to Class B Units, the Information Exhibit shall specify only the aggregate number of Class B Units outstanding (and, if applicable, reserved for issuance pursuant to any outstanding options or other rights to acquire Class B Units) from time to time (with the number of Class B Units issued or issuable to any Person being reflected on the books and records of the LLC but not specified on the Information Exhibit). The Board shall cause the LLC to (i) update the Information Exhibit so as to reflect any change in the information set forth on the Information Exhibit and (ii) furnish each holder of Units (other than any holder holding Class B Units only) a true, correct and complete copy of such updated Information Exhibit not later than ten (10) days after the effective date of such change. The classes of Units are as follows:

(a) Class A Units. Class A Units shall have all the rights, privileges, preferences, and obligations as are specifically provided for in this Agreement for Class A Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.

(b) Class B Units. Class B Units shall consist of those Units issued under an Equity Incentive Plan. The aggregate of all outstanding Class B Units at any time shall not exceed fourteen percent (14%) of the total outstanding Units at such time. Unless specifically required otherwise by non-waivable provisions of the Act, and notwithstanding anything contained herein to the contrary, Class B Units shall not be entitled to vote on any matter submitted to the Members, but shall have such other rights, privileges, preferences, and obligations as are specifically provided for in this Agreement for Class B Units. On the Effective Date, there are no Class B Units outstanding. Immediately prior to an IPO, each Class B Unit shall be converted, automatically and without action by any Person, into a Class A Unit.

SECTION 2.6. AzTE Anti-Dilution Protection. Each of the Members acknowledges their mutual intention that, at all times after the Effective Date and prior to the closing of a Qualified IPO, AzTE shall hold the number of Class A Units equal (on an as-converted basis) to five percent (5%) of the Fully Diluted Capitalization of the Company. Accordingly, in the event that, at any time after the effectiveness of this Agreement but prior to the closing of the Qualified IPO, the Company issues any Convertible Securities to any Person other than AzTE, AzTE shall be issued, contemporaneously and for no further consideration, such number of additional Class A Units as may be necessary in order for the aggregate number of Units held by AzTE (on an as-converted basis) to be equal, as of immediately after such issuance, to five percent (5%) of the Fully Diluted Capitalization of the Company.

ARTICLE III

DISTRIBUTIONS

SECTION 3.1. Distributions. Subject to the other provisions of this Agreement, prior to the dissolution of the LLC, the LLC shall distribute cash or property in such amounts, at such times and as of such record dates as the Board determines, as long as such distributions are:

(a)	95% to XLTG and 5% to AzTE until the XLTG Unreturned Capital Contribution has been reduced to zero; and

(b)	thereafter, to all of the Members in proportion to their Sharing Percentages.

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SECTION 3.2. Withholding. In the event any federal, foreign, state or local jurisdiction requires the LLC to withhold taxes or other amounts with respect to any Member’s allocable share of Profits, taxable income or any portion thereof, or with respect to distributions, the LLC shall withhold from distributions or other amounts then due to such Member an amount necessary to satisfy the withholding responsibility and shall pay any amounts withheld to the appropriate taxing authorities. In such a case, for purposes of this Agreement the Member for whom the LLC has paid the withholding tax shall be deemed to have received the withheld distribution or other amount due and to have paid the withholding tax directly and such Member’s share of cash distributions or other amounts due shall be reduced by a corresponding amount. If it is anticipated that at the due date of the LLC’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the withholding obligation, the Member with respect to which the withholding obligation applies shall pay to the LLC the amount of such shortfall within thirty (30) days after notice by the LLC. In the event a Member fails to make the required payment when due hereunder, and the LLC nevertheless pays the withholding, in addition to the LLC’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the LLC to such Member bearing interest at the Default Rate, and the LLC shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full.

SECTION 3.3. Tax Distributions. To the extent that funds in the LLC are legally available for distribution, the LLC shall make distributions no less frequently than annually to Members for payment of applicable U.S. federal, state and local taxes on any substantial amount of net realized taxable income. The amount of any such tax distribution will take into account previously allocated losses and will be based on an assumed aggregate tax rate of forty percent (40%). In the event that (i) the Capital Account of any Member is allocated an item of Loss offsetting part or all of an item of Profits previously allocated to such Member’s Capital Account and for which the Member received a tax distribution pursuant to this Section 3.3 and (ii) the Member realizes a tax benefit from such allocation of Loss, then such Member shall return such prior tax distribution to the LLC to the extent of such tax benefit, determined by the Board. Any distribution made pursuant to this Section 3.3 shall be treated as an advance against distributions to be made subsequently pursuant to Section 3.1 or Section 9.3.

ARTICLE IV

ALLOCATIONS

SECTION 4.1. Accounting. The LLC shall maintain a Capital Account for each of the Members.

SECTION 4.2 Allocations of Profits and Losses; Accounting. Except as provided in the Regulatory Allocations Exhibit, Profits and Losses of the LLC shall be allocated to the Members in accordance with their respective Sharing Percentages. If any Units are transferred or any of the Members’ percentages of Units of a particular class relative to aggregate Units of such class are increased or decreased by reason of the admission of one or more new Members or otherwise during any fiscal year, each item of income, gain, loss, deduction or credit of the LLC for that fiscal year shall be allocated between the transferor and the transferee (or the Members whose percentages of Units of a particular class relative to aggregate Units of such class were increased or decreased) pro rata based on the number of calendar days before and after such transfer or increase or decrease (counting the day of the transfer as a day in which the transferor was the owner of the Units or the day of percentage increase or decrease as a day on which the pre-increase and pre- decrease percentages were in effect). For purposes of this Agreement, the term “Units” shall be deemed to include shares of capital stock received in exchange for Units upon an incorporation of the LLC pursuant to Section 351 of the Code.

SECTION 4.3. Code Section 704(c) Tax Allocations. Income, gain, loss, and deduction with respect to any Section 704(c) Property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its initial Agreed Value pursuant to any allowable method under Code § 704(c) and the Treasury Regulations promulgated thereunder. Any elections or decisions relating to allocations under this Section 4.3 shall be determined by the Board. Allocations pursuant to this Section 4.3 are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement; provided, however, any allocation under Treasury Regulation Section 1.704-3 with respect to Section 704(c) Property shall be disregarded in determining the Adjusted Taxable Income allocated to the Members for purposes of computing distributions pursuant to Section 3.1.

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SECTION 4.4. Miscellaneous.

(a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code § 706 and the Treasury Regulations thereunder.

(b) Other Items. Except as otherwise provided in this Agreement, all items of LLC income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

(c) Tax Allocations. All items and taxable income, gain, loss and deduction shall be allocated among the Members, as to the extent possible, is the same proportions as corresponding items of income, gain, loss and deduction for purposes of adjusting Capital Accounts.

(d) Tax Consequences; Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article IV and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the LLC in reporting their shares of LLC income and loss for income tax purposes. Each Member agrees to report his distributive share of LLC items of income, gain, loss, deduction and credit on his separate return in a manner consistent with the reporting of such items to it by the LLC. Any Member failing to report consistently shall notify the Internal Revenue Service of the inconsistency as required by law and shall reimburse the LLC for any legal and accounting fees incurred by the LLC in connection with any examination of the LLC by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

ARTICLE V

MANAGEMENT

SECTION 5.1. Management by the Board.

(a) General Authority of the Board; Size and Composition. Subject to the provisions of this Agreement (including, without limitation, Sections 5.2 and 5.3(a)(ii)) and any non-waivable provisions of the Act or other applicable law, the Board shall have complete authority and exclusive control over the management of the business and affairs of the LLC and may take any action without the approval of any Member. Decisions or actions relating to the LLC that are made or approved by the Board of Directors (or, with respect to matters requiring a vote, consent or other action of the Members hereunder or pursuant to non-waivable provisions of the Act or other applicable law, by the Members) in accordance with this Agreement shall constitute decisions or actions by the LLC and shall be binding on each Member, Director, Officer and employee of the LLC. Except as may be expressly provided otherwise elsewhere in this Agreement, no Member (in its capacity as such) shall have any right, power or authority to act for or on behalf of the LLC, to do any act that would be binding on the LLC, or to incur any expenditures on behalf of the LLC. The number of Directors shall be fixed from time to time by the Members holding a majority of Units entitled to vote, voting together as a single class; provided, however, the number of Directors as of the date hereof shall be three (3). The individuals serving as Directors as of the date hereof are Michael Nadolny, Harold Gubnitsky and David Szostak. Each Director shall serve until his successor is duly appointed or until his earlier death, resignation or removal. Any Director may be removed for any reason by Members then holding a majority of the Units then outstanding and entitled to vote. Vacancies on the Board shall be filled by Members then holding a majority of the Units then outstanding and entitled to vote or, if any Person is entitled to designate such Director, then by such Person.

(b) AzTE Observer Rights. At all times prior to the Qualified IPO, the LLC shall (i) permit a representative of AzTE (the “AzTE Observer”) to attend all meetings of the Board and all meetings of committees of the Board (if any) (as well as any other meeting wherein any member of the Board is invited to attend in such

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member of the Board’s capacity as a member of the Board), in a non-voting, participating observer capacity, and (ii) deliver to the AzTE Observer all notices of any such meetings, as well as copies of all written materials delivered to any member of the Board (in such member of the Board’s capacity as a member of the Board) or any committee of the Board, in each case at the same time as such notices and other written materials are delivered to members of the Board or any committee of the Board, as applicable. For the avoidance of doubt, the AzTE Observer shall be permitted to participate in all discussions taking place during any meeting that the AzTE Observer is entitled to attend hereunder, but shall have no right to, and shall not, vote with respect to any matter to be acted on at any such meeting, and shall not be a Director within the meaning of this Agreement. As of the Effective Date, the AzTE Observer is Peter Slate.

(c) Officers. The officers of the LLC (the “Officers”) shall consist of a Chief Executive Officer, a Chief Operating Officer, a Secretary, an Assistant Secretary, and such other Officers with such other titles, authority, duties and responsibilities as set forth herein or as the Board shall determine (subject to Section 5.3(a)(iii)). As of the Effective Date, the LLC has four Officers: a Chief Executive Officer, Michael Nadolny, a Chief Operating Officer, James McCreary, a Secretary, Mark R. Mohler and an Assistant Secretary, David P. Szostak. Unless otherwise specifically stated herein, all decisions relating to day-to-day operation and management of the LLC and its assets and affairs shall be made by the Chief Executive Officer in accordance with the directions of and subject to the review of the Board. In the absence of the Chief Executive Officer, the Chief Operating Officer shall have the authority of the Chief Executive Officer. The Secretary shall: (i) keep accurate membership records for the LLC; (ii) maintain records of and, whenever necessary, certify all proceedings of the Member of the LLC; (iii) receive notices required to be sent to the Secretary and to keep a record of such notices in the records of the Company; and (iv) perform other duties prescribed by the Chief Executive Officer. The Assistant Secretary shall perform the duties of the Secretary in the absence of the Secretary or at the direction of the Secretary. The Board may create additional offices of the LLC as the Board may determine. The Board shall institute a signature policy for the LLC, which may be amended by the Board from time to time, in order to set forth the procedures for the approval and execution of documents on behalf of the LLC and the offices and individuals authorized to execute documents on behalf of the LLC. Notwithstanding anything to the contrary in this Agreement, neither the appointment of any Officer nor the delegation of authority to any Officer pursuant to Section 5.3(a)(iii) shall relieve the Board, or any Director, of its, his or her duties to the Company specified in Section 5.3(a)(ii) or of any liability for failure to properly discharge such duties (regardless of whether any individual appointed to serve in a particular Officer position was chosen with reasonable care).

(d) Special Meetings. Special meetings of the Board may be held at any time or place whenever called by the Chief Executive Officer of the LLC, or by written request of any two (2) Directors, notice thereof being given to each Director and the AzTE Observer by the Secretary of the LLC or other Person calling the meeting. Notwithstanding the foregoing, meetings may be held at any time without formal notice provided all of the Directors and the AzTE Observer are present or those not present shall at any time waive or have waived notice thereof.

(e) Notice. Except as otherwise specifically provided herein, notice of any special meetings shall be given at least ten (10) days previous thereto by written notice delivered personally, by facsimile transmission or by major express mail carrier or courier. If given by express mail or courier, such notice shall be deemed to be delivered on the date shown on the tracking records for such major express mail carrier or courier.

(f) Meetings by any Form of Communication. The Board shall have the power to permit any and all Directors and the AzTE Observer to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all Directors and the AzTE Observer participating may simultaneously hear each other during the meeting. A Director (or the AzTE Observer) participating in a meeting by this means is deemed to be present in person at the meeting.

(g) Quorum. A majority of the members of the Board as then constituted shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the Directors present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by this Agreement. The fact that a Director has an interest in a matter to be voted on by the meeting shall not prevent his being counted for purposes of a quorum.

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(h) Action by Written Consent of Directors. Any action required to be taken at a meeting of the Board, or any other action which may be taken at a meeting of the Board, may be taken without a meeting by written consent if (i) all (but not less than all) of the Directors then serving in such capacity consent in writing to taking such action without a meeting, and (ii) the AzTE Observer is furnished a copy of such written consent not less than two (2) business days prior to its execution by any Director. The action must be evidenced by one or more written consents describing the action taken and signed by each of the Directors then serving, and shall be filed with the LLC records reflecting the action taken. The LLC shall provide a copy of each such written consent to the AzTE Observer as soon as practicable after the applicable actions have been approved (but in any event not later than ten (10) days after such approval).

SECTION 5.2. AzTE Consent Required. Notwithstanding anything contained herein to the contrary, other than with the prior written consent of AzTE (which consent may be withheld by AzTE in its sole and absolute discretion), until a Qualified IPO has occurred, neither the LLC, the Board, any Member, any Officer, nor any other Person (pursuant to delegated authority or otherwise) shall have any authority to, and none of them shall, directly or indirectly:

(a) Cause or permit the LLC to issue any New Securities that are dilutive to AzTE’s rights to allocations of profit and loss, voting rights or distributions or otherwise adverse to any of AzTE’s other rights as set forth in this Agreement.

(b) Cause or permit the LLC to merge with or into or consolidate with any other entity unless, as of immediately after such merger or consolidation, (i) XLTG continues to own, directly or indirectly, at least a majority of the voting power of all Units, shares of capital stock, or other equity securities or interests (as applicable) of the surviving or resulting entity, and (ii) neither XLTG nor any Affiliate of XLTG other than the LLC and its Subsidiaries receives any cash or other consideration in connection with such transaction (provided, however, that this Section 5.2(e) shall not apply to any transaction effected pursuant to Section 7.7 or Section 7.9);

(c) Cause or permit any amendment to this Agreement or the certificate of formation of the LLC (including, without limitation, by merger) unless such amendment (i) does not increase the liability or obligations of AzTE hereunder in any respect, and (ii) does not adversely affect AzTE’s rights hereunder (in AzTE’s capacity as a holder of Units or otherwise) including, but not limited to, with respect to allocations of profit and loss, voting rights or distributions;

(d) Cause or permit the LLC to make any distribution to a Member other than as set forth in Article III, or to redeem, retire, repurchase or otherwise acquire any Units (other than repurchases of incentive equity on terms set forth in the grant agreement or option);

(e) Cause or permit the LLC to undertake any public offering of its securities that is not a Qualified IPO;

(f) Cause or permit the LLC to license or assign any of its intellectual property to any joint venture or Subsidiary whereby XLTG or any Affiliate of XLTG other than the LLC holds an equity interest in such joint venture or Subsidiary;

(g) Cause the LLC to borrow funds from XLTG unless: (i) such borrowing bears interest at a rate per annum of no more than (x) the interest rate under which XLTG has borrowed money from third parties in arm’s length transactions or (y) if XLTG has not borrowed in order to advance such funds, the prevailing market terms, but in no event shall the rate in (x) or (y) be greater than the prime rate plus 2%, (ii) any interest or other current payments by the LLC in respect of such borrowing are accrued and paid only upon maturity of the debt and (iii) XLTG agrees that, upon maturity, acceleration or prepayment of the indebtedness, it will subordinate its rights to repayment to AzTE for the amount of such repayment which would have been distributed to AzTE in dissolution, bankruptcy, sale, merger or similar transaction if such borrowed funds had been contributed by XLTG to the capital

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of the LLC rather than loaned and AzTE shall be either paid such subordinated amount pro rata along with to any payment to XLTG or, in the event that such payment cannot be made directly to AzTE, the payment may be made in full to XLTG and XLTG shall then be required to pay 5% of any such payment to AzTE as promptly as practicable;

(h) Cause or permit the LLC to obtain goods or services from XLTG or any of its Affiliates on terms less favorable to the LLC than if such goods or services were provided by an unrelated third party engaged in the business of providing such goods or services.

(i) Cause or permit the LLC to waive any rights it has or may have against XLTG or any of XLTG’s other Affiliates, employees or agents; or

(j) Cause or permit the LLC to enter into any agreement, commitment or undertaking to do any of the foregoing.

For purposes of this Section 5.2, the term “XLTG” shall include any other Person holding, at the relevant time, Units representing a majority of the voting power of all Units outstanding at such time. The rights contained in this Section 5.2 shall not apply to, and shall cease and become void contemporaneously with a Qualified IPO.

SECTION 5.3 Duties of Members and Directors; Limitation of Liability; Indemnification.

(a) To the fullest extent permitted by the Act and other applicable law, and in all instances to the extent not inconsistent with the specific provisions of the Certificate of Formation or this Agreement, it is the intention of the parties that:

(i) The Members in their respective capacities as such shall be subject to fiduciary and similar duties only to the extent that such duties are applicable to stockholders of a for-profit stock corporation organized and existing under the DGCL to which provisions of Subchapter XIV of the DGCL, 8 Del. Ch §§ 341 ff., are not applicable (such a corporation, a “Delaware Corporation”), provided that nothing herein shall be interpreted to eliminate the implied contractual covenant of good faith and fair dealing or to limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

(ii) The Directors in their respective capacities as such shall have the rights, powers, authority set forth in this Agreement. The Directors in their respective capacities as such shall have the duties and responsibilities of directors of a board of directors of a Delaware Corporation, as such rights, powers, authority, duties and responsibilities are interpreted and defined by decisions of state and federal courts having jurisdiction to interpret and define the same. Subject to, but without limiting the generality of, the foregoing, (X) all Directors shall, with respect to their actions and conduct in their respective capacities as such, be subject to the fiduciary duties of care, loyalty and disclosure applicable to directors of a Delaware Corporation, and (Y) the Board of Directors shall act only collectively, and no Director acting individually in his capacity as such shall have any right, power or authority to bind the LLC (except that a Director who is also an Officer may bind the LLC in his capacity as an Officer if he is authorized to do so in such capacity).

(iii) Those Officers with titles expressly referenced in the DGCL or customarily used in a Delaware Corporation, in their respective capacities as such, shall, unless otherwise provided herein or determined by the Board, have the statutory and customary rights, powers, authority, duties and responsibilities of officers with similar titles of a Delaware Corporation. Without limiting the generality of the foregoing, without the approval of the Board of Directors or, to the extent required hereby or by non-waivable provisions of applicable law, of the Members, no Officer shall have any right, power or authority to cause the LLC to enter into any transaction or to take any other action which would, if the LLC were a Delaware Corporation, require a vote or other approval of the board of directors or the stockholders of such Delaware Corporation. The Members and the Board of Directors hereby delegate to each Officer such rights, powers and authority with respect to the management of the business and affairs of the LLC as may be necessary or advisable to effect the provisions of Section 5.1(c) or this Section 5.3(a)(iii).

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(b) Each Person who is or was a Director or Officer of the LLC or the AzTE Observer (each, a “Covered Person”) shall have no liability to the LLC or to any Member or Director for any loss suffered by the LLC which arises out of any action or inaction by such Covered Person with respect to the LLC if (i) such Covered Person so acted or omitted to act in accordance with applicable standards of conduct specified in Section 5.3(a), and (ii) such action or omission did not constitute willful misconduct, gross negligence or fraud.

(c) The Covered Persons shall be indemnified by the LLC against any and all claims, demands and losses whatsoever if: (i) the indemnitee conducted himself in good faith; and (ii) the indemnitee reasonably believed (x) in the case of conduct in his official capacity with the LLC, that his conduct was in the LLC’s best interests and in accordance with the provisions of this Agreement, and (y) in all other cases, that his conduct was at least not opposed to the LLC’s best interests; and (iii) in the case of any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful. The payment of any amounts for indemnification shall be made before any distributions are made by the LLC. No Member shall have any obligation to provide funds for any indemnification obligation hereunder. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement, provided that any advances shall be made only upon receipt by the LLC of the indemnitee’s undertaking to repay the amounts advanced in full if it is finally determined that the indemnittee is not entitled to indemnification under this Section 5.3. The indemnification provided herein shall not be deemed to limit the right of the LLC to indemnify any other Person for any such expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

(d) Notwithstanding the foregoing, the LLC shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the name of the LLC to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the LLC, unless and only to the extent that, a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. In addition, notwithstanding anything to the contrary herein, no Covered Person shall be entitled to indemnification under this Section 5.3 with respect to any action, suit or proceeding initiated by such Covered Person against the LLC or any of its Subsidiaries, or against any Member or any of its Affiliates, unless such initiation was approved in advance by the Board (or, with respect to any action, suit or proceeding against AzTE or any of its Affiliates, by AzTE).

(e) The rights to indemnification and advancement of expenses set forth in this Section 5.3 are intended to be greater than those which are otherwise provided for in the Act, are contractual between the LLC and the Person being indemnified, his heirs, executors and administrators, and, with respect to this Section 5.3 are mandatory, notwithstanding a Person’s failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Section 5.3 are nonexclusive of other similar rights which may be granted by law, the LLC’s Certificate of Formation, a resolution of the Board or the Members or an agreement with the LLC, which means of indemnification and advancement of expenses are hereby specifically authorized.

(f) Any amendment or modification of the provisions of this Section 5.3, either directly or by the adoption of an inconsistent provision, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of Persons subject to indemnification under this Section 5.3 which occur subsequent to the effective date of such amendment.

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ARTICLE VI

MEMBER ACTION AND MEETINGS

SECTION 6.1. Actual Meetings.

(a) Meetings of the Members may be called by any Member or group of Members who hold, individually or collectively, at least twenty-five percent (25%) of the Units entitled to vote, by notice to the other Members setting forth the date and time of the meeting and the matters proposed to be acted upon at the meeting. Such meetings shall be held at such place as may be designated by the Members giving notice. Notice of any meeting shall be given pursuant to Section 12.1 below to all Members not fewer than five (5) nor more than thirty (30) days prior to the meeting. Notice of any meeting of the Members shall be deemed to have been waived by attendance at the meeting, unless the Member attends the meeting solely for the purpose of objecting to notice and so objects at the beginning of the meeting. Members may attend and vote in person or by proxy at such meeting, and the LLC shall make reasonable arrangements to permit Members to attend and vote at meetings by telephone. Any vote or consent of the Members may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 6.2 for written consent to action in lieu of actual meetings. The presence in person of Members sufficient to take the proposed action as set forth in this Agreement shall constitute a quorum at all meetings of the Members.

(b) Meetings of the Members may be held via conference call with no physical location designated as the place of the meeting, provided that all Persons on the conference call can hear and speak to one another and notice of the conference call is given or waived as required by this Section 6.1. The Board shall be responsible for arranging the conference call and shall specify in the notice of the conference call meeting the method by which the Members can participate in the conference call.

SECTION 6.2. Written Consent to Action in Lieu of Actual Meetings. Any action that is permitted or required to be taken by Members may be taken or ratified by written consent setting forth the specific action to be taken, and signed by those holders of Units required in order to take the specified action. A copy of each such written consent shall be given to the Members in the same manner as contemplated by Section 228 of the DGCL with respect to written consents of stockholders, except that no such copy need be (but may be) given to any Member holding solely Class B Units.

ARTICLE VII

TRANSFER OF INTERESTS

SECTION 7.1. In General. Except in the case of a Qualified IPO or a Qualified Drag-Along Transaction or, if not in the course of a Qualified IPO or Qualified Drag-Along Transaction, as otherwise set forth in this Article VII, a Member may not Transfer, directly or indirectly, all or any portion of its Units. Any Transfer which does not comply with the provisions of this Article VII shall be void; provided, however, in the event that a court of competent jurisdiction finds in an order that any restriction on transfer contained in this Section 7.1 is unenforceable, then the transfer sought to be effected shall be deemed an Optional Purchase Event (as defined below) and all time periods prescribed hereinafter shall be deemed to run from the date on which such court’s order becomes final and unappealable.

SECTION 7.2. Limited Exception for Transfers. Except as may be provided herein with respect to Units of a particular class (other than Class A Units), and except as may be set forth in a separate written agreement between the LLC and the relevant Member, a Member may Transfer all or any portion of its Units if (i) the Transfer is a Permitted Transfer as described in Section 7.6 or (ii) each of the following conditions is satisfied:

(a) Prior Notice. At least thirty (30) days prior to any proposed Transfer of Units otherwise permitted pursuant to this Section 7.2, the Member (the “Selling Unitholder”) proposing to Transfer all or any portion of its Units delivers the OPE Notice to the LLC.

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(b) Assignment Documents. The Selling Unitholder and its transferee execute, acknowledge, and deliver to the LLC such instruments of transfer and assignment with respect to such transaction as are in form and substance reasonably satisfactory to the LLC, including, without limitation, the written agreement of the transferee to assume and be bound by all of the obligations of the transferor under this Agreement, including any obligation to make Capital Contributions.

(c) Securities Law Compliance. Either (i) the Transfer is to the heirs, devisees or legatees of a deceased individual Member, (ii) the Units are registered under the Securities Act and the rules and regulations thereunder, and any applicable securities laws, or (iii) the LLC and its counsel determine that the sale, assignment or transfer qualifies for an exemption from the registration requirements of the Securities Act and any applicable securities laws. The LLC has no obligation or intention to register Units for resale under any federal or state securities laws or to take any action which would make available any exemption from the registration requirements of such laws.

(d) Transfer Notification. Such Member provides the LLC with the notification required by Code § 6050K(c)(1).

(e) Rights of First Refusal. If the proposed Transfer is an Optional Purchase Event, the Selling Unitholder shall have complied with all relevant provisions contained elsewhere in this Article VII (and the time periods described thereon shall apply in lieu of the 30-day notice in Section 7.2(a)).

Any attempted sale, assignment or Transfer with respect to which any of the above conditions have not been satisfied shall be null and void, and the LLC shall not recognize the attempted purchaser, assignee, or transferee for any purpose whatsoever, and the Member attempting such sale, transfer or assignment shall have breached this Agreement for which the LLC and the other Members shall have all remedies available at law or in equity.

SECTION 7.3. Admission of Assignees as Members. No Person taking or acquiring, by whatever means, any Units from any Member in the LLC shall be admitted as a Member unless such Person:

(a) Elects to become a Member by executing and delivering such Person’s written acceptance and adoption of the provisions of this Agreement; and

(b) Executes, acknowledges, and delivers to the LLC such other instruments as the LLC may reasonably deem necessary or advisable to effect the admission of such Person as a Member.

The Board shall amend the Information Exhibit from time to time to reflect the admission of Members pursuant to this Section 7.3. A transferee of Units that fails to be admitted as a Member as a result of its noncompliance with the requirements of this Section 7.3 shall, subject to the provisions of Section 8.3, be an assignee with those rights and obligations as set forth in the last sentence of Section 8.3.

SECTION 7.4. Distributions and Allocations With Respect to Transferred Units. If any Units are sold, assigned, or transferred during any Fiscal Year in compliance with the provisions of this Article VII, then (i) Profits, Losses, and all other items attributable to such Units for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such Fiscal Year in accordance with Code § 706(d), using any conventions permitted by the Code and selected by the Board; (ii) all distributions on or before the date of such transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee; and (iii) the transferee shall succeed to and assume the Capital Account and other similar items of the transferor to the extent related to the transferred Units. Solely for purposes of making the allocations and distributions, the LLC shall recognize such transfer not later than the end of the calendar month during which the LLC receives notice of such transfer. If the LLC does not receive a notice stating the date the Units were transferred and such other information as the LLC may reasonably require within thirty (30) days after the end of the Fiscal Year during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made to the Person, who, according to the books and records of the LLC on the last day of the Fiscal Year during which the transfer occurs, was the owner of the Units. Neither the LLC nor any Director shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 7.4, whether or not such Person had knowledge of any transfer of ownership of any Units.

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SECTION 7.5. Optional Purchase of Units.

(a) Optional Purchase Event; OPE Notice. If an Optional Purchase Event occurs with respect to any holder of Units, such Person (the “Selling Member”) shall immediately deliver written notice of such occurrence (the “OPE Notice”) to the LLC and to each other Member excluding any Member holding only Class B Units (each Member to which the OPE Notice is so required to be delivered, an “Eligible Member”), in the manner prescribed in Section 12.1. The OPE Notice must specify: (i) the name and address of the party to which the Selling Member proposes to Transfer any Units or any interest therein (the “Offeror”), (ii) the number and class of Units the Selling Member proposes to Transfer (the “Offered Units”), (iii) the consideration per Unit to be delivered to the Selling Member for the proposed Transfer, and (d) all other material terms and conditions of the proposed transaction. If the Person with respect to whom the Optional Purchase Event has occurred does not provide the OPE Notice and if the LLC determines that Optional Purchase Event has occurred, the LLC shall provide to each Eligible Member the notice that should have been sent by the Person with respect to whom the Optional Purchase event has occurred. For purposes of this Section 7.5(a), an Optional Purchase Event described in clause (ii) of Section 7.5(e) shall be deemed to constitute a Transfer by the Selling Member of all Units held by such Member, and the consideration per Unit and the other terms and conditions of such Transfer shall otherwise be as specified in, and subject to, the provisions of Section 7.5(e).

(b) LLC Option to Purchase.

(i) Subject to Section 7.5(d), the LLC shall have the first option (the “LLC Option”) to purchase all or any part of the Offered Units for the consideration per Unit and on the terms and conditions specified in the OPE Notice (or in Section 7.5(e), as applicable). The LLC must exercise the LLC Option no later than 20 days after such OPE Notice is deemed under Section 12.1 to have been delivered to it, by written notice to the Selling Member.

(ii) In the event the LLC does not exercise the LLC Option within such 20-day period with respect to all of the Offered Units, the LLC shall, by the last day of such period, give written notice of that fact to each Eligible Member (the “Eligible Member OPE Notice”). The Eligible Member OPE Notice shall specify the number of Offered Units not purchased by the LLC (the “Remaining Units”).

(iii) In the event the LLC duly exercises the LLC Option to purchase all or part of the Offered Units, the closing of such purchase shall take place at the offices of the LLC on the later of (A) the date five days after the expiration of such 20-day period or (B) the date that the Eligible Members consummate their purchase of Remaining Units under Section 7.5(c)(iii).

(c) Eligible Members’ Option to Purchase.

(i) Subject to Section 7.5(d), each Eligible Member shall have an option (the “Eligible Member Option”), exercisable for a period of 15 days from the date of delivery of the Eligible Member OPE Notice, to purchase, on a pro rata basis according to the number of Units owned by such Eligible Member, the Remaining Units for the consideration per Unit and on the terms and conditions set forth in the OPE Notice (or in Section 7.5(e), as applicable). Such option shall be exercised by delivery by such Eligible Member of written notice to the Secretary of the LLC. Alternatively, each Eligible Member may, within the same 15-day period, notify the Secretary of the LLC of its desire to participate in the Transfer of the Units on the terms set forth in the OPE Notice (or in Section 7.5(e), as applicable), and the number and class of Units it wishes to Transfer.

(ii) In the event options to purchase have been exercised by the Eligible Members with respect to some but not all of the Remaining Units, those Eligible Members who have exercised their options within the 15-day period specified in Section 7.5(c)(i) shall have an additional option (which shall also be considered an “Eligible Member Option” hereunder), for a period of five days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Remaining Units on the terms and conditions set forth in

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the OPE Notice (or in Section 7.5(e), as applicable), which option shall be exercised by the delivery of written notice to the Secretary of the LLC. In the event there are two or more such Eligible Members that choose to exercise the last-mentioned option for a total number of Remaining Units in excess of the number available, the Remaining Units available for each such Eligible Member’s option shall be allocated to such Eligible Member pro rata based on the number of Units owned (to the extent applicable, on an as-converted basis) by the Eligible Members so electing.

(iii) If the options to purchase the Remaining Units are exercised in full by the Eligible Members, the LLC shall immediately notify all of the exercising Eligible Members and the Selling Member of that fact. The closing of the purchase of the Remaining Units shall take place at the offices of the LLC no later than five days after the date of such notice to the Eligible Members and the Selling Member. Neither the LLC nor any of the Eligible Members shall have any right to purchase any of the Offered Units hereunder unless the LLC and/or the Eligible Members exercise their option or options to purchase all of the Offered Units.

(d) Failure to Fully Exercise Options; Co-Sale.

(i) If the LLC and the Eligible Members do not exercise their options to purchase all of the Offered Units within the periods described in this Section 7.5 (the “Option Period”), then all options of the LLC and the Eligible Members to purchase the Offered Units, whether exercised or not, shall terminate, but each Eligible Member which has, pursuant to Section 7.5(c)(i), expressed a desire to Transfer Units in the transaction (a “Participating Eligible Member”), shall be entitled to do so pursuant to this Section 7.5(d). The LLC shall promptly, on expiration of the Option Period, notify the Selling Member of the aggregate number of Units the Participating Eligible Members wish to Transfer. The Selling Member shall use its best efforts to interest the Offeror in purchasing, in addition to the Offered Units, the Units the Participating Eligible Members wish to Transfer. If the Offeror does not wish to purchase all of the Units made available by the Selling Member and the Participating Eligible Members, then each Participating Eligible Member and the Selling Member shall be entitled to Transfer, at the price and on the terms and conditions set forth in the OPE Notice (or in Section 7.5(e), as applicable), a portion of the Units being sold to the Offeror, in the same proportion as such Selling Member’s or Participating Eligible Member’s ownership of Units bears to the aggregate number of Units owned by the Selling Member and the Participating Eligible Members; provided that the price set forth in the OPE Notice with respect to any Units convertible into a different class of Units, or any Units possessing a liquidation preference over one or more other classes of Units (including by reason of another class of Units constituting profits interests) shall be appropriately adjusted, if necessary, based on the conversion ratio of any convertible Units to be sold and/or on the amounts distributable in liquidation of the LLC with respect to any Units possessing a liquidation preference. The transaction contemplated by the OPE Notice shall be consummated not later than 60 days after the expiration of the Option Period.

(ii) If the Participating Eligible Members do not elect to Transfer the full number of Units which they are entitled to Transfer pursuant to Section 7.5(d)(i), the Selling Member shall be entitled to sell to the Offeror, according to the terms set forth in the OPE Notice (or in Section 7.5(e), as applicable), that number of its own Units which equals the difference between the number of Units desired to be purchased by the Offeror and the number of Units the Participating Eligible Members Transfer pursuant to Section 7.5(d)(i). If the Selling Member wishes to Transfer (including an indirect Transfer pursuant to an Optional Purchase Event described in clause (ii) of Section 7.5(e)) any such Units at a price per Unit which differs from that set forth in the OPE Notice, upon terms different from those previously offered to the LLC and the Eligible Members, or more than 90 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Units must first be offered to the LLC and the Eligible Members on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

(iii) The proceeds of any Transfer made by the Selling Member without compliance with the provisions of this Section 7.5 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Eligible Members if the Selling Member had complied with this Agreement. Any Transfer of Units to the Offeror shall comply with the other provisions of this Agreement, and the Offeror shall be a mere assignee and shall not become a Member unless admitted to the LLC as such pursuant to the terms of this Agreement.

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(e) Optional Purchase Events. For purposes of this Agreement, the term “Optional Purchase Event” shall mean the proposed Transfer of any Units, or any interest therein, by the holder thereof unless such Transfer is to a Permitted Transferee of the transferor or a Transfer described in Section 7.6.

(f) Proposed Transfer for Consideration. If the Optional Purchase Event is a proposed Transfer of Units (or any interest therein) for cash, indebtedness, property or other consideration, then the LLC Option and the Eligible Member Option shall be to purchase such Units (or interest therein) for cash plus the fair market value of the other consideration (if any) proposed to be received in exchange for the Transfer of the same. If the consideration includes any indebtedness, property or other noncash consideration, fair market value of such consideration shall be determined pursuant to the Appraisal Exhibit (and if such determination is necessary, then all time periods set forth in this Section 7.5 shall, to the extent they are affected thereby, be tolled for the period of, and until completion of, such determination).

(g) Other Optional Purchase Events. If the Optional Purchase Event is described in clause (ii) of Section 7.5(e), then the LLC Option and the Eligible Member Option shall be for a purchase price equal to, unless otherwise agreed to by the transferring Person and the purchaser(s), (i) the fair market value of the transferring Person’s Units as of the last day of the calendar month immediately prior to the occurrence of the Optional Purchase Event (the “Valuation Date”) determined pursuant to the Appraisal Exhibit, plus (ii) simple interest at the Prime Rate on the amount determined under clause (i) from the Valuation Date to the closing date, reduced by (iii) any distributions with respect to such Units from the Valuation Date through the closing date (and if such determination is necessary, then all time periods set forth in this Section 7.5 shall, to the extent they are affected thereby, be tolled for the period of, and until completion of, such determination).

(h) The rights of the LLC and the Eligible Members under this Section 7.5 shall not apply to any pledge or hypothecation of Units which creates a mere security interest, provided the pledgee provides the LLC and the Eligible Members with a written agreement to be bound by this Agreement (including compliance with the provisions of this Article VII prior to taking or transferring title to any pledged Units) to the same extent as the pledging holder of Units, in form and substance satisfactory to the LLC and each of the Eligible Members. XLTG shall not be required to obtain any written agreement from Laurus Master Fund which already holds a pledge and security interest in XLTG’s membership interest in the LLC.

SECTION 7.6. Permitted Transfers; Effect of Transfer by AzTE. Notwithstanding anything contained herein to the contrary, AzTE shall be permitted to Transfer all or part of its Units to Arizona State University, the Arizona Board of Regents, the Arizona State University Foundation, or any entity controlled by, and substantially all of the beneficial interests which are owned by, AzTE or any of the foregoing, so long as the requirements of subsection (b) of Section 7.2 are met. Any Person to whom Units are transferred by AzTE in compliance with Agreement shall have, and be entitled to exercise, the rights of AzTE hereunder to the extent such rights are transferred to such Person by AzTE (except any Person to whom all of the AzTE’s Units are transferred in compliance with this Agreement shall have, and shall be entitled to exercise, all rights of AzTE hereunder).

SECTION 7.7. Corporate Conversion.

(a) In General. It is the express intention and understanding of the Members at the time of their execution of this Agreement that the LLC may be converted into a corporation in the manner set forth herein by the action of the Board and without the necessity of any action or any investment decision on the part of any Member.

(b) Procedures. Upon the determination at any time by the Board that it is in the best interests of the LLC that it be converted into a corporation, the Board shall (i) cause the LLC to be converted into a corporation pursuant to any appropriate procedure permitted under the Act, and (ii) cause to be executed, delivered and filed the certificate of incorporation of the resulting corporation (including any certificates of designation) and such other instruments and documents as it shall determine to be necessary or appropriate in order to effectuate such conversion (such transaction referred to as a “Corporate Conversion”). In connection with the Corporate Conversion, (i) each holder of outstanding Class A Units shall receive one share of voting common stock in the resulting corporation for each Class A Unit of such holder on the date of the Corporate Conversion and (ii) each holder of outstanding Class B Units shall receive one share of non-voting common stock in the resulting corporation for each Class B Unit of

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such holder on the date of the Corporate Conversion. Notwithstanding the foregoing, in connection with the Corporation Conversion, AzTE shall receive that number of shares of voting stock equal to (x) the total number of shares of voting stock outstanding immediately following the Corporation Conversion times (y) AzTE’s Sharing Percentage.

(c) Board of Directors. In connection with the consummation of a Corporate Conversion, the board of directors of the surviving corporation shall be the same size and shall have the same composition and shall be subject to the same voting and other rules as the Board.

(d) Other Rights of Members. In connection with a Corporate Conversion, the Board shall cause the resulting corporation to enter into such agreements as are necessary to provide the Members with rights with respect to such corporation which are not less favorable to such Members than their rights pursuant to this Agreement (other than any such rights that arise solely by reason of, or in connection with, the LLC’s pass-through tax status).

(e) Other Permitted Ancillary Transactions. In connection with the consummation of a Corporate Conversion, the Board shall have the authority to merge, consolidate or reorganize one or more subsidiaries with one or more other subsidiaries or other entities wholly-owned directly or indirectly by the LLC or the surviving or resulting corporation in the Corporate Conversion.

(f) Further Assurances. The Board is specifically authorized to take any and all further action, and to execute, deliver and file any and all additional agreements, documents or instruments, as it may determine to be necessary or appropriate in order to effectuate the provisions of this Section 7.7, and each Member hereby agrees to execute, deliver and file any such agreements, documents or instruments or to take such action as may be reasonably requested by the Board for the purpose of effectuating the provisions of this Section 7.7. Each Member shall execute and be bound by the terms of any lockup agreement deemed necessary by the surviving or resulting corporation’s investment bankers in connection with the marketing of a Qualified IPO; provided that AzTE shall not be required to execute or become bound by any such agreement if (i) such agreement provides for a lockup period exceeding 180 days, or (ii) any officer, director or other holder of at least one percent (1%) of any class of the Company’s outstanding securities fails or refuses to become similarly bound.

(g) Survival of Rights. The rights of the Members under this Section 7.7 shall survive termination of this Agreement in connection with a Corporate Conversion.

SECTION 7.8. Limited Power of Attorney. Each Member that holds only Class B Units hereby makes, constitutes and appoints the Chief Executive Officer of the LLC, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record any and all agreements, certificates, instruments, and other documents which such Person may deem reasonably necessary, desirable, or appropriate to allow the Chief Executive Officer to carry out the express provisions of this Agreement including the provisions of Section 7.9. Each such Member authorizes each such attorney-in-fact to take any action necessary or advisable in connection with the foregoing, hereby giving each attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Member might or could do so personally, and hereby ratifies and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof. This power of attorney is a special power of attorney coupled with an interest and is irrevocable, and (i) may be exercised by any such attorney-in-fact by listing the Member executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Member, (ii) shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution, or cessation of existence of such Member and (iii) shall survive the assignment by such a Member all of or any portion of his Units, except for assignments of all of such Member’s Units permitted under this Agreement.

SECTION 7.9. Drag Along Rights. If holders of at least a majority of the outstanding Class A Units (on an as-converted basis) approve a transaction that would result in the acquisition of the LLC by another Person which is not an Affiliate of any such holders approving such transaction, by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation, sale, assignment, transfer, distribution or

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issuance of stock with respect to the LLC) and pursuant to such transaction the Members of the LLC immediately prior to such transaction will not hold, directly or indirectly, at least a majority of the voting power of the surviving or continuing entity (a “Drag-Along Transaction”), then, upon thirty (30) days written notice to the other Members of the LLC (the “Drag-Along Notice”), which notice shall include substantially all of the details of the proposed transaction, including the proposed time and place of closing and the consideration to be received by the Members in such transaction, each Member shall raise no objection to such Drag-Along Transaction and be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, all of its Units in the same transaction at the closing thereof (and will deliver such Units free and clear of all liens, claims, or encumbrances); provided, however, that the aforementioned obligation to sell, transfer and deliver, or cause to be sold, transferred and delivered, all of its Units to the respective third party shall not apply except in the event of a Qualified Drag Along Transaction. The proceeds from such Drag-Along Transaction shall be distributed to the Members in proportion to their relative entitlements to distributions pursuant to Section 9.3; provided that, the net proceeds from the Qualified Drag-Along Transaction shall be deemed a constructive sale of the assets of the LLC solely for the purpose of adjusting the Members respective capital accounts in the manner that such capital accounts would have been adjusted under the terms of this Agreement if the Qualified Drag-Along Transaction had been an asset sale and such constructively adjusted capital accounts shall be used for purposes of determining the distributions that would have been made under Section 9.3 for purposes of this Section 7.9. For the avoidance of doubt, AzTE shall not be required to make any representations or warranties, or to provide indemnification, in connection with any Drag-Along Transaction, other than as to AzTE’s unencumbered title to its Units and good standing.

SECTION 7.10. Mergers. Notwithstanding anything herein to the contrary, in any merger, consolidation, reorganization, recapitalization or similar transaction involving the LLC prior to a Qualified IPO in which consideration, including without limitation equity interests in the LLC or another entity, is received by the Members, AzTE shall receive consideration equal to (i) the total value of all such consideration times (ii) AzTE’s Sharing Percentage.

SECTION 7.11. No Appraisal Rights. The Members shall have no appraisal rights in connection with any LLC transaction.

ARTICLE VIII

CESSATION OF MEMBERSHIP

SECTION 8.1. When Membership Ceases. A Person who is a Member shall cease to be a Member only upon the Transfer (other than a pledge or hypothecation) as permitted under this Agreement of all of the Units held by such Member. A Member is not otherwise entitled to withdraw voluntarily from the LLC.

SECTION 8.2. Deceased, Incompetent or Dissolved Members. The personal representative, executor, administrator, guardian, conservator or other legal representative of a deceased individual Member or of an individual Member who has been adjudicated incompetent may exercise the rights of the Member for the purpose of administration of such deceased Member’s estate or such incompetent Member’s property. The beneficiaries of a deceased Member’s estate may become Members only upon compliance with the conditions of this Agreement. If a Member who is a Person other than an individual is dissolved, the legal representative or successor of such Person may exercise the rights of the Member pending liquidation. The distributees of such Person may become Members only upon compliance with the conditions of this Agreement.

SECTION 8.3. Consequences of Cessation of Membership. In the event a Person ceases to be a Member as provided in Section 8.1 above, such Person (and the Person’s successor in interest) shall continue to be liable for all obligations of the former Member to the LLC, including any obligation to make Capital Contributions, and, with respect to any Units owned by such successor in interest, shall be an assignee unless admitted as a Member pursuant to Section 7.3. Subject to Section 7.6, an assignee of any Units is entitled only to receive distributions and allocations with respect to such Units as set forth in this Agreement, and shall have no other rights, benefits or authority of a Member under this Agreement or the Act, including without limitation no right to receive notices to which Members are entitled under this Agreement, no right to vote, no right to inspect the books or

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records of the LLC, no right to bring derivative actions on behalf of the LLC, no right to designate members of the Board, no right to purchase additional Units, and no other rights of a Member under the Act or this Agreement; provided, however, that the Units of an assignee shall be subject to all of the restrictions, obligations (including any obligation to make Capital Contributions) and limitations under this Agreement and the Act, including without limitation the restrictions on transfer of Units contained in this Agreement.

ARTICLE IX

DISSOLUTION, WINDING UP; CHANGE OF CONTROL TRANSACTION

AND LIQUIDATING DISTRIBUTIONS

SECTION 9.1. Dissolution Triggers. The LLC shall dissolve upon the first occurrence of the following events:

(a) The determination by the holders of a majority of the outstanding Units entitled to vote that the LLC should be dissolved;

(b) The entry of a decree of judicial dissolution; or

(c) A sale, in accordance with this Agreement, of all or substantially all of the assets of the LLC.

SECTION 9.2. Winding Up. Upon a dissolution of the LLC, the Board, or, if there is no Board, a court appointed liquidating trustee, shall take full account of the LLC’s assets and liabilities and wind up the affairs of the LLC. The Persons charged with winding up the LLC shall settle and close the LLC’s business, and dispose of and convey the LLC’s noncash assets as promptly as reasonably possible following dissolution as is consistent with obtaining the fair market value for the LLC’s assets.

SECTION 9.3. Liquidating Distributions. Following dissolution, the LLC’s cash, the proceeds, if any, from the disposition of the LLC’s noncash assets and those noncash assets to be distributed to the Members, shall be distributed in the following order:

(a) To the LLC’s creditors, other than Members who are creditors, in satisfaction of liabilities of the LLC;

(b) To the Members who are creditors in satisfaction of liabilities of the LLC; and

(c) To the Members in accordance with their positive Capital Account balances.

In the event of liquidating distributions of property other than cash, the amount of the distribution shall be the fair market value of the property distributed as of the date of distribution.

Distributions pursuant to subsection (c) above may be made to a trust established by the Members or the LLC for the benefit of the Members for the purposes of liquidating LLC assets, collecting amounts owed to the LLC, and paying liabilities or obligations of the LLC. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the trustee of the liquidating trust, in the same proportions as the amount distributed to such trust by the LLC would otherwise have been distributed to the Members pursuant to this Agreement.

If any assets of the LLC are distributed in kind, they shall be treated as if sold by the LLC immediately before such distribution for a purchase price equal to their then fair market values and the resulting deemed Profits or Losses shall be allocated to the Members in accordance with the provisions of Article IV for purposes of determining the Capital Account balances of the Members pursuant to subsection (c) above.

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ARTICLE X

BOOKS AND RECORDS

SECTION 10.1. Books and Records. The LLC shall keep adequate books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC as well as the other information required by the Act. For so long as it is a Member of the LLC, AzTE shall have the right to have a private audit of the LLC’s books and records conducted at reasonable times and after reasonable advance notice to the LLC for any purpose reasonably related to AzTE’s interest in the LLC, provided that any such private audit shall be at the expense of AzTE and shall not be paid for out of the LLC’s funds. The LLC and, to the extent applicable, XLTG shall fully cooperate with any such audit, and XLTG shall cause each of its applicable other Affiliates to do the same.

SECTION 10.2. Taxable Year; Accounting Methods. The LLC shall use the Fiscal Year as its taxable year. The LLC shall report its income for income tax purposes using the accrual method of accounting or such method selected by the Board and otherwise permitted by law.

SECTION 10.3. Right of Inspection. For so long as it is a Member of the LLC, AzTE and any accountants, attorneys, financial advisers and other representatives of AzTE and its Affiliates, may, from time to time at AzTE’s sole expense, for any purpose reasonably related to AzTE’s status as a Member, visit and inspect the properties of the LLC, examine (and make copies and extracts of) the LLC’s books, records and documents of every kind, and discuss the LLC’s affairs with its officers, employees and independent accountants, all at such reasonable times as AzTE may request on reasonable notice.

SECTION 10.4. Tax Information; Reports.

(a) Tax Information. Tax information necessary to enable each Member to prepare its state, federal, local and foreign income tax returns shall be delivered to each Member within seventy-five (75) days of the end of each Fiscal Year.

(b) In addition to the foregoing, the LLC shall deliver to AzTE such information and reports as AzTE may reasonably request to enable compliance with AzTE’s internal and Arizona State University reporting requirements.

ARTICLE XI

AzTE REGISTRATION RIGHTS

In the event that the IPO is an IPO under the Securities Act, AzTE shall have, with respect to all Units held by it, the rights and obligations set forth in this Article XI. For the avoidance of doubt, the provisions of this Article XI do not apply to any registration of the sale of Company Securities under the laws of any jurisdiction outside the United States of America, and AzTE shall have no rights hereunder with respect to any such registration.

SECTION 11.1. Required Registrations.

(a) At any time after the closing of the IPO and the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), AzTE may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Units having an aggregate value of at least $1,000,000 (based on the public market price on the date of such request).

(b) Upon receipt of any request for registration pursuant to this Article XI, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Units which the Company has been requested to so register; provided, however, the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

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(c) If AzTE intends to distribute the Registrable Units covered by its request by means of an underwriting, AzTE shall so advise the Company as a part of its request made pursuant to Section 11.1(a). In such event, AzTE shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering, provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of AzTE materially greater than the obligations of AzTE pursuant to Section 11.5. AzTE shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 11.1(a), subject to the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed. If the managing underwriter advises the Company and AzTE in writing that marketing factors require a limitation on the number of Units to be underwritten, the number of Registrable Units to be included in the Registration Statement and underwriting shall, if in excess of such limitation, be correspondingly reduced.

(d) The Company shall not be required to effect more than two registrations pursuant to Section 11.1(a) in any twelve-month period. In addition, the Company shall not be required to effect any registration within six months after the effective date of the Registration Statement relating to the IPO. For purposes of this Section 11.1(d), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless AzTE withdraws its request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to AzTE after the date on which such registration was requested) and elects not to pay the Registration Expenses therefor pursuant to Section 11.4). For purposes of this Section 11.1(d), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50% of the total number of Registrable Units that AzTE has requested to be included in such Registration Statement are so included.

(f) If at the time of any request to register Registrable Units by AzTE pursuant to this Section 11.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Board, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

SECTION 11.2. Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 11.1 but including any Registration Statement filed in connection with an IPO) at any time and from time to time, it shall, prior to such filing, give written notice to AzTE of its intention to do so. Upon the written request of AzTE given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Units), the Company shall use its best efforts to cause all Registrable Units which the Company has been requested by AzTE to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in AzTE’s request; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 11.2 without obligation to AzTE.

(b) If the registration for which the Company gives notice pursuant to Section 11.2(a) is a registered public offering involving an underwriting, the Company shall so advise AzTE as a part of the written notice given pursuant to Section 11.2(a). In such event, (i) the right of AzTE to include its Registrable Units in such registration pursuant to this Section 11.2 shall be conditioned upon AzTE’s participation in such underwriting on the terms set forth herein and (ii) if AzTE requests to include its Registrable Units in such registration, it shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Purchasers materially greater than the obligations of the Purchasers pursuant to Section 11.5. If AzTE disapproves of the terms of the underwriting, AzTE may elect, by written notice to the Company, to withdraw its Units from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of Units to be underwritten, then the number of Units to be included in such Registration Statement and underwriting shall be reduced to a number deemed advisable to the managing underwriter; provided that the Units to be excluded shall be

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determined in the following sequence: (x) first, Units held by any Persons not having any contractual registration rights to include such Units on the Registration Statement, (y) second, Units held by any other Persons having contractual registration rights junior to those held by AzTE, and (z) third, Units held by AzTE and XLTG on a pro rata basis in accordance with their respective Units held.

SECTION 11.3. Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Units under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Units and use its best efforts to cause that Registration Statement to become effective as soon as reasonably possible;

(ii) use its best efforts to diligently and promptly prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until all such Registrable Units are sold;

(iii) use its best efforts to diligently and promptly furnish to AzTE such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as AzTE may reasonably request in order to facilitate the public sale or other disposition of the Registrable Units owned by AzTE;

(iv) use its best efforts to diligently and promptly register or qualify the Registrable Units covered by the Registration Statement under the securities or Blue Sky laws of such states as AzTE shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable AzTE to consummate the public sale or other disposition in such states of the Registrable Units owned by AzTE; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws in a manner that the Board determines is inadvisable;

(v) use its best efforts to diligently and promptly cause all such Registrable Units to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) promptly provide a transfer agent and registrar for all such Registrable Units not later than the effective date of such Registration Statement;

(vii) promptly make available for inspection by AzTE, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by AzTE, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) notify AzTE, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(ix) use its best efforts to diligently and promptly, following the effectiveness of such Registration Statement, notify AzTE of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

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(b) If the Company has delivered a Prospectus to AzTE and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify AzTE and, if requested, AzTE shall immediately cease making offers of Registrable Units and return all Prospectuses to the Company. The Company shall promptly provide AzTE with revised Prospectuses and, following receipt of the revised Prospectuses, AzTE shall be free to resume making offers of the Registrable Units.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify AzTE to such effect, and, upon receipt of such notice, AzTE shall immediately discontinue any sales of Registrable Units pursuant to such Registration Statement until AzTE has received copies of a supplemented or amended Prospectus or until AzTE is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 11.3(c) to suspend sales of Registrable Units for a period in excess of 90 days consecutively or 120 days in any 365-day period.

SECTION 11.4. Allocation of Expenses. The Company shall pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 11.1 is withdrawn at the request of AzTE (other than as a result of information concerning the business or financial condition of the Company which is made known to AzTE after the date on which such registration was requested) and if AzTE elects not to have such registration counted as a registration requested under Section 11.1, AzTE shall pay the Registration Expenses of such registration.

SECTION 11.5. Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Units under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless AzTE, each underwriter of such Registrable Units, and each other person, if any, who controls AzTE or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which AzTE, such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Units were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company shall reimburse AzTE, each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by AzTE or such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (x) any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of AzTE or such underwriter or controlling person, or (y) AzTE’s or such underwriter’s or controlling person’s failure to send or give a copy of the final prospectus to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of sale of Registrable Units to such person if such statement or omission was corrected in the final prospectus. With respect to (A) such untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of AzTE or such underwriter or controlling person, or (y) AzTE’s or such underwriter’s or controlling person’s failure to send or give a copy of the final prospectus to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of sale of Registrable Units to such person if such statement or omission was

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corrected in the final prospectus, AzTE, such underwriter or such controlling person shall indemnify and hold harmless the Company and each person who controls the Company within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise.

(b) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 11.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 11.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and AzTE on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and AzTE shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or AzTE and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and AzTE agree that it would not be just and equitable if contribution pursuant to this Section 11.5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 11.5(c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11.5(c), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 11.5(c). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 11.6. Other Matters with Respect to Underwritten Offerings. In the event that Registrable Units are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 11.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to

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be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters and AzTE with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters and AzTE with respect to the Registration Statement.

SECTION 11.7. Information by Holder. If any Registrable Units held by AzTE are to be included in any registration, AzTE shall furnish to the Company such information regarding itself and the distribution proposed by it as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION 11.8. “Lock-Up” Agreement; Confidentiality of Notices. If requested by the Company and the managing underwriter of the IPO, AzTE shall not sell or otherwise transfer or dispose of any Registrable Units or other securities of the Company held by AzTE (excluding securities acquired in the IPO or in the public market after such offering) for a period of 180 days following the effective date of the Registration Statement for the IPO; provided that all holders of Units then holding at least 1% of the outstanding Class A Units (on an as-converted basis) and all officers and directors of the Company enter into similar agreements.

The Company may impose stop-transfer instructions with respect to the Registrable Units or other securities subject to the foregoing restriction until the end of such 180-day period.

As a condition to the obligations of AzTE under this Section 11.8, the Company agrees to use its reasonable best efforts to ensure that the “lock-up” obligation of AzTE under this Section 11.8, and any agreement entered into by AzTE as a result of its obligations under this Section 11.8, shall (i) allow for periodic early releases of portions of the securities subject to such “lock-up” obligations, which may be conditioned upon the trading price of the Class A Units and (ii) provide that AzTE will participate on a pro-rata basis in any early release of any holder of Class A Units.

SECTION 11.9. Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to AzTE upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as AzTE may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

SECTION 11.10 Termination. All of the Company’s obligations to register Registrable Units under Sections 11.1 and 11.2 shall terminate upon the earlier of (a) five years after the closing of the IPO, or (b) the date on which AzTE does not hold any Registrable Units.

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ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by registered or certified United States mail return receipt requested, or by facsimile transmission or by courier service, addressed as follows: if to the LLC, to the LLC’s principal office address as set forth in the Certificate of Formation, or to such other address as may be specified from time to time by notice to the Members; if to a Member, to the address set forth with respect to such Member on the Information Exhibit attached hereto (or, if no address is set forth thereon with respect to such Member, then to the LLC, which shall promptly transmit such notice to such Member), or to such other address as the Member may specify from time to time by notice to the LLC (which shall promptly transmit such notice, to the extent applicable, to each Member whose address is set forth on the Information Exhibit). Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date of actual receipt.

SECTION 12.2. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members, and their respective heirs, legatees, legal representatives, successors, permitted transferees, and assigns.

SECTION 12.3. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement. The parties acknowledge that each party to this Agreement, together with such party’s legal counsel, has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than the other.

SECTION 12.4. Entire Agreement; No Oral Agreements; Amendments to the Agreement. This Agreement constitutes the entire agreement among the Members with respect to the affairs of the LLC and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The LLC shall have no oral limited liability company agreements. Subject to Section 5.2, this Agreement may be amended only by a written amendment adopted by the Board and approved by the holders of at least a majority of the outstanding Units entitled to vote (and, where applicable, as provided in Article V hereof). Notwithstanding the foregoing (but subject to Section 5.2), without the prior written consent of each Member thereby affected, (a) no amendment shall (i) alter such Member’s rights, obligations or liabilities under Section 2.1 through Section 2.3 or (ii) materially and adversely affect such Member’s right to receive distributions, whether interim or liquidating, with respect to a specific class of Units at different times or in different per Unit amounts than the other holders of the same class of Units as a result of holding such Units.

Any amendment adopted consistent with the provisions of this Section 12.4 shall be binding on the Members without the necessity of their execution of the amendment or any other instrument. Although not required for the approval of any such amendment, the LLC shall provide a copy of any such amendment to any Member not providing written consent as soon as practicable after the amendment has been adopted (and such amendment shall become binding on such Member upon receipt of such copy by such Member).

SECTION 12.5. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

SECTION 12.6. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

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SECTION 12.7. Additional Documents. Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

SECTION 12.8. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

SECTION 12.9. Governing Law; Consent to Exclusive Jurisdiction. The laws of the State of Delaware shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of the Members. Each Member hereby irrevocably consents to the exclusive personal jurisdiction of the courts of the State of Delaware (including the federal courts sitting in Wilmington, Delaware), with respect to matters and disputes between or among the Members arising out of or in any way connected with the business or internal affairs of the LLC or the execution, interpretation and performance of this Agreement.

SECTION 12.10. Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the assets of the LLC.

SECTION 12.11. Counterpart Execution; Facsimile Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the LLC and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

SECTION 12.12. Tax Matters Member. XLTG shall be the tax matters member, and such tax matters member shall have all power and authority with respect to the LLC and its Members as a “tax matters partner” would have respect to a partnership and its partners under the Code and in any similar capacity under state or local law.

SECTION 12.13. Confidentiality. Each Member hereby expressly agrees and acknowledges that the LLC is the sole and exclusive owner of the rights associated with any proprietary and confidential information developed by the LLC. During the term of this Agreement, and after its termination, each Member agrees to treat and shall cause (where applicable) its Affiliates, members, partners, directors, officers, employees, contractors and third parties rendering services or receiving information pursuant hereto (each, together with each Member, referred to herein as a “Receiving Party”) to also treat as strictly confidential any and all information received from the LLC which is related to the business of the LLC. Without prejudice to anything contained in this Section 12.13, (A) a Receiving Party may disclose such information if and to the extent that said disclosure (i) is made in connection with performance of its duties hereunder, provided the Receiving Party making such disclosure reasonably considers that such disclosure will not be detrimental to the LLC, (ii) is required by law, regulation, listing rules, through a court order, or at the official request of a governmental body or branch to which the Receiving Party is subject or (iii) is made to a professional advisor or auditor who is advised of the confidentiality requirements set forth herein, or (B) disclosure of such information shall not violate anything contained in this Section 12.13 if such information (x) was in the public domain at the time disclosed through no fault of the Receiving Party, (y) was known to the Receiving Party, without restriction, at the time disclosed or (z) becomes known to the Receiving Party, without restriction, from a source other than the LLC, without breach of this Agreement. In any event, with respect to (A)(ii) above, the LLC shall be informed prior to any such disclosure. Notwithstanding anything to the contrary in this Agreement, (1) AzTE’s rights to information within the scope of the License Agreement, or to information set forth in the License Agreement, shall be subject solely to the License Agreement and shall not be subject to this Section 12.13, and (2) a Receiving Party, may disclose information otherwise subject to this Section 12.13 in connection with any suit, action or proceeding relating to the interpretation or enforcement of this Agreement or to the extent such disclosure is mandated by the Freedom of Information Act or any similar federal or state statute applicable to such Receiving Party provided that the Receiving Party shall give the disclosing party written notice of its determination that disclosure is required by law prior to disclosure such that the disclosing party shall have a reasonable opportunity to contest the disclosure or seek a protective order.

EXECUTION COPY

SECTION 12.14. Time of the Essence. Time is of the essence with respect to each and every term and provision of this Agreement.

SECTION 12.15. Exhibits. The Schedules and Exhibits to this Agreement, each of which is incorporated by reference, are:

Exhibit A:	Information Exhibit
Exhibit B:	Glossary of Terms
Exhibit C:	Regulatory Allocations Exhibit
Exhibit D:	Appraisal Exhibit

SECTION 12.16. XLTG Covenant Regarding Technology. XLTG agrees that it will take any and all actions reasonably available to XLTG to assign to the LLC its rights under that certain Sponsored Research Agreement entered into between XLTG and Arizona State University as of July 10, 2006 and will promptly assign to the LLC any and all of its rights to Microorganism Growth and Harvesting System and Method (Application No. 60/782564, Filed 3/15/2006), Tubular Microbial Growth System (Application No. 60/825475, Filed 9/13/2006), Hybrid Pond Bioreactor (Application No. 60/825464, Filed 9/13/2006), and Covered Trough (Application No. 60/825592, Filed 9/14/2006). XLTG represents that it knows of no reasons why such assignment cannot take place. All intellectual property (including, without limitation, any invention, whether or not patentable, trade secret or other technology) conceived or developed by an employee, or other person or entity under the control of XLTG in performing services on behalf of the LLC which is related to the subject matter of the patent applications being licensed to the LLC by AzTE, shall be either (a) directly assigned by such employee, person or entity to the LLC, or (b) assigned by such employee, person or entity to XLTG and from XLTG to the LLC. XLTG represents and warrants that any such employee, person or entity shall be obligated to assign to XLTG, or as XLTG directs, any such intellectual property conceived or developed by such employee, person or entity for the LLC. Such obligation, as outlined hereinabove, shall apply also to any other procedure or agreement by which an employee of XLTG or one of its Affiliates performs services for the LLC.

IN WITNESS WHEREOF, the Members have executed this Agreement on the following execution pages, to be effective as of the Effective Date.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

EXECUTION COPY

EXECUTION PAGE

TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

PETROALGAE, LLC

A DELAWARE LIMITED LIABILITY COMPANY

XL TechGroup, Inc.

By:	/s/ David Szostak
Print Name:	David Szostak
Title:	CFO

Arizona Science & Technology Enterprises, LLC

By:	/s/ Peter Slate
Print Name:	Peter Slate
Title:	Chief Executive Officer

EXHIBIT A

TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

PETROALGAE, LLC

A DELAWARE LIMITED LIABILITY COMPANY

INFORMATION EXHIBIT

		Capital Contribution
Member Name and Notice Address	Taxpayer ID No.	Cash	Property	Capital Account	Class and Units
XL TechGroup, Inc. 1901 S. Harbor City Blvd., Suite 300 Melbourne, FL 32901		$488,532		$488,532	19,000,000 Class A Units

Arizona Technology Enterprises, LLC The Brickyard-699 S. Mill Avenue, Suite 601 Room 691AA Tempe, Arizona 85281			License		$1,000,000 Class A Units

A-1

EXHIBIT B

TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

PETROALGAE, LLC

A DELAWARE LIMITED LIABILITY COMPANY

GLOSSARY OF TERMS

Many of the capitalized words and phrases used in this Agreement are defined below. Some defined terms used in this Agreement are applicable to only a particular Section of this Agreement or an Exhibit and are not listed below, but are defined in the Section or Exhibit in which they are used.

“Act” shall mean the Delaware Limited Liability Company Act, as in effect in Delaware from time to time and set forth at 6 Delaware Code, Chapter 18, et seq. (or any corresponding provisions of succeeding law).

“Adjusted Taxable Operating Income” shall mean the LLC’s cumulative items of income or gain less cumulative items of loss or deduction, under the Code, computed from the Effective Date through the date such Adjusted Taxable Operating Income is being computed; provided, however, (i) gain or loss from a Capital Transaction shall be excluded from such computation and (ii) allocations under Treasury Regulation 1.704-3 with respect to Section 704(c) Property shall be disregarded in determining the Adjusted Taxable Operating Income allocable to the Members.

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling more than 50 percent of any class of outstanding equity interests of such Person or of any Person which such Person directly or indirectly owns or controls more than 50 percent of any class of equity interests, (iii) any officer, director, general partner or trustee of such Person, or any Person of which such Person is an officer, director, general partner or trustee, or (iv) any Person who is an officer, director, general partner, trustee or holder of more than fifty percent (50%) of the equity interests of any Person described in clauses (i) through (iii) of this sentence.

“Agreed Value” shall mean with respect to any noncash asset of the LLC an amount determined and adjusted in accordance with the following provisions:

(a) The initial Agreed Value of any noncash asset contributed to the capital of the LLC by any Member shall be its gross fair market value, as reasonably agreed to by the contributing Member and the Board.

(b) The initial Agreed Value of any noncash asset acquired by the LLC other than by contribution by a Member shall be its adjusted basis for federal income tax purposes.

(c) The initial Agreed Values of all the LLC’s noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Treasury Regulations § 1.704-1(b)(2)(iv)(f) and (g).

(d) The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the LLC, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as reasonably determined by the Board, as of the following times:

(i) the acquisition of Units by any new or existing Member in exchange for more than a de minimis Capital Contribution;

(ii) the distribution by the LLC of more than a de minimis amount of money or other property as consideration for one or more Units;

(iii) the grant of more than a de minimis interest in the LLC as consideration for the provision of services to or for the benefit of the LLC by an existing Member or by a new Member or a Person in anticipation of becoming a Member; and

(iv) the termination of the LLC for federal income tax purposes pursuant to Code §708(b)(1)(B).

If, upon the occurrence of one of the events described in (i), (ii), (iii) or (iv) above the Board (acting in compliance with Section 5.3(a)(ii)) does not set the gross fair market values of the LLC’s assets, it shall be deemed that the fair market values of all the LLC’s assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

“Agreement” shall mean this PetroAlgae, LLC Amended and Restated Limited Liability Company Agreement, as amended from time to time.

“Appraisal Exhibit” shall mean the Exhibit attached hereto as Exhibit D.

“AzTE” shall mean Arizona Technology Enterprises, LLC.

“AzTE Observer” shall have the meaning set forth in Section 5.1(b).

“Board” shall mean the Board of Directors of the LLC described in Section 5.1.

“Capital Account” shall mean with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

(a) Each Person’s Capital Account shall be increased by Person’s Capital Contributions, such Person’s distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any LLC liabilities that are assumed by such Person or that are secured by LLC property distributed to such Person.

(b) Each Person’s Capital Account shall be decreased by the amount of cash and the Agreed Value of any LLC property distributed to such Person pursuant to any provision of this Agreement, such Person’s distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the LLC or that are secured by any property contributed by such Person to the LLC.

In the event any Units are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Units.

In the event the Agreed Values of the LLC assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the LLC recognized gain or loss equal to the amount of such aggregate adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations § 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.

“Capital Contribution” shall mean with respect to any Member, the amount of money and the initial Agreed Value of any property contributed to the LLC with respect to the Units of such Member.

“Capital Transaction” shall mean the acquisition by any Person or Persons of all or substantially all (as reasonably determined by the Board) of the assets of the LLC in one or a series of related transactions.

“Change of Control Transaction” shall be deemed to have been occasioned by, or to have occurred upon, the acquisition of the LLC by another Person by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation, sale, assignment, transfer, distribution or issuance of Units or stock with respect to the LLC) that results in all of the Members, collectively, immediately prior to such transaction not holding, directly or indirectly, at least a majority of the voting power of the surviving or continuing entity.

“Class A Units” shall mean the Units identified, in or in accordance with this Agreement, as Class A Units.

“Class B Units” shall mean the Units identified, in or in accordance with this Agreement, as Class B Units.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Company” means, collectively and as applicable, the LLC and any corporation into which the LLC may be converted (by merger, filing of a certificate of conversion, or otherwise, and pursuant to Section 7.7 of this Agreement or otherwise).

“Company Security” (or “Company Securities”) means, collectively and as applicable, any Unit; any warrant, option or other right entitling the holder thereof to purchase any Unit; and any other security (debt or equity) issued by the Company which is convertible into or exchangeable for any Unit or any warrant, option or other right entitling the holder thereof to purchase any Unit.

“Convertible Security” (or “Convertible Securities”) means any New Security that is a Class A Unit; any warrant, option or other right entitling the holder thereof to purchase a Class A Unit or Units; and any other security (debt or equity) issued by the Company which is convertible into or exchangeable for a Class A Unit or Units or any warrant, option or other right entitling the holder thereof to purchase a Class A Unit or Units.

“Corporate Conversion” shall have the meaning set forth in Section 7.7.

“Default Rate” shall mean a per annum rate of interest equal to the Prime Rate plus 500 basis points.

“Depreciation” shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowed or allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period; provided, however that, except as otherwise provided in Treasury Regulations Section 1.704-2, if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, further, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Members.

“DGCL” shall mean the Delaware General Corporation Law, as in effect in Delaware from time to time.

“Directors” shall mean those persons elected or designated to serve on the Board.

“Drag-Along Transaction” shall have the meaning set forth in Section 7.9.

“Effective Date” shall have the meaning set forth on the first page of this Agreement.

“Equity Incentive Plan” shall mean a plan (and any successor plan), adopted by the Board in accordance with this Agreement, that provides for the issuance of Class B Units (or options or other rights to acquire the same) to employees, Directors, or other Persons in exchange for or in recognition of services provided to the LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Fiscal Year” shall mean, with respect to the first year of the LLC, the period beginning upon the formation of the LLC and ending on the nearest December 31, and with respect to subsequent years of the LLC the calendar year and, with respect to the last year of the LLC, the portion of the calendar year ending with the date of filing of the certificate of cancellation with respect to the LLC in accordance with the Act.

“Fully Diluted Capitalization” means the aggregate number of Class A Units outstanding as of the time of determination, assuming (i) full conversion into or exchange for Class A Units of all Company Securities convertible into or exchangeable for Class A Units, and (ii) full exercise of all options, warrants and similar rights to acquire Class A Units (or Company Securities convertible into or exchangeable for Class A Units), in each case as of immediately prior to the time of determination.

“Indemnified Party” means a party entitled to indemnification pursuant to Section 11.5.

“Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 11.5.

“Information Exhibit” shall mean the Information Exhibit attached hereto as Exhibit A.

“IPO” shall mean an underwritten initial public offering of equity interests in the LLC or its successor entity under the Securities Act pursuant to an effective Registration Statement or made in accordance with any foreign securities law similar to the Securities Act including, without limitation, any registration on the London Stock Exchange or the EuroNext.

“License Agreement” shall mean that certain Exclusive License Agreement between AzTE and the LLC dated as of the Effective Date.

“LLC” shall mean the limited liability company formed upon the filing of the Certificate of Formation.

“Members” shall refer collectively to the Persons initially listed on Exhibit A (until such Persons have ceased to be Members under the terms of this Agreement) and to the Persons having been admitted as a Member and deemed qualified as having met all requirements as set forth in this Agreement. “Member” means any one of the Members.

“New Securities” shall have the meaning set forth in Section 2.2.

“Officers” shall have the meaning set forth in Section 5.1(c).

“Optional Purchase Event” shall have the meaning set forth in Section 7.5(e).

“Permitted Transfer” has the meaning set forth in Section 7.6.

“Permitted Transferee” shall mean:

(A) with respect to a Member who is an individual, (i) such individual’s estate, personal representative, executor, any ancestor, spouse or lineal descendant of such individual and (ii) any trust for the exclusive benefit of, or a limited partnership or limited liability company all of the equity interests of which are owned by, the Persons set forth in clause (A)(i) or such Member;

(B) with respect to a Member that is a partnership, limited liability company, corporation, trust or decedent’s estate, any Affiliate of such Member described in clause (i) or (ii) of the definition of “Affiliate” herein.

“Person” shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

“Prime Rate” as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation’s thirty (30) largest banks.” If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the LLC’s taxable income or loss for such year or period, determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code § 703(a(a)(l) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the LLC that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b) Any expenditures of the LLC described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) Gain or loss resulting from dispositions of LLC assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value; and

(d) in lieu of depreciation, amortization and other cost recovery deductions, there shall be taken into account Depreciation in computing such taxable income or loss.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualified Drag-Along Transaction” shall mean any Drag-Along Transaction where the LLC or all or substantially all of its assets, as the case may be, is valued in an amount not less than $100,000,000.

“Qualified IPO” shall mean any IPO where the LLC or a successor entity is valued in an amount not less than $100,000,000 and the net proceeds received by the LLC or a successor entity in such offering are at least $40,000,000; provided in each case that AzTE may, in its discretion, waive any such Qualified IPO requirements in writing.

“Register,” “registered,” and “registration” refer to a registration of the sale or resale of Company Securities effected by the Company’s preparing and filing with the SEC of a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

“Registrable Units” means (a) the Class A Units held by AzTE, (b) any other Class A Units, and any Class A Units issued or issuable upon the conversion or exercise of any other securities, acquired by AzTE and (c) any other Class A Units issued in respect of such Units (because of Unit splits, Unit dividends or distributions, reclassifications, recapitalizations or similar events); provided, however, that Class A Units which are Registrable Units shall cease to be Registrable Units upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act.

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Article XI, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses of one counsel selected by AzTE to represent AzTE, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

“Registration Statement” means a registration statement filed by the Company with the Commission under the Securities Act for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Regulatory Allocations” shall mean those allocations of items of LLC income, gain, loss or deduction set forth on the Regulatory Allocations Exhibit and designed to enable the LLC to comply with the alternate test for economic effect prescribed in Treasury Regulations § 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Treasury Regulations § 1.704-2.

“Regulatory Allocations Exhibit” shall mean the Exhibit attached hereto as Exhibit C.

“Section 704(c) Property” shall have the meaning ascribed such term in Treasury Regulation § 1.704-3(a)(3) and shall include assets treated as Section 704(c) property by virtue of Treasury Regulation § 704-1(b)(2)(iv)(f).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sharing Percentage” for a Member, prior to a Qualified IPO, shall equal:

(I) in the case of each Member other than AzTE, the product of (a) .95 multiplied by (b) the aggregate number of Class A Units (if any) and Class B Units (if any) held by such Member divided by the aggregate number of Class A Units (exclusive of the Class A Units held by AzTE ) and Class B Units outstanding; and

(II) in the case of AzTE, the greater of (i) the aggregate number of Units held by AzTE divided by the aggregate number of Units outstanding or (ii) .05.

Notwithstanding the foregoing, all new equity issued in a Qualified IPO and thereafter will be dilutive to all Units (or stock of a successor entity into which the Units may have converted as a result of a Corporate Conversion) on a pari passu basis.

“Subsidiary(ies)” shall mean, with respect to the LLC, any corporation, limited partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by the LLC or one or more of the other Subsidiaries of the LLC or a combination thereof

“Transfer” shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation, or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process) of one or more Units by the holder thereof.

“Treasury Regulations” shall mean the final and temporary Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unit” means a unit of limited liability company interest in the LLC, and includes any one or more shares of capital stock or other securities of any corporation into which the LLC may be converted (by merger, filing of a certificate of conversion, or otherwise, and pursuant to Section 7.7 or otherwise), or any other successor entity, that are issued in exchange for, or in respect of, a Unit, or into which any such shares of capital stock may be converted (directly or indirectly).

“Valuation Date” shall have the meaning set forth in Section 7.5(d).

“XLTG” shall mean XL TechGroup, Inc., a Delaware corporation.

“XLTG Unreturned Capital Contribution” shall mean the aggregate Capital Contributions made by a XLTG reduced by the amount of any cash distributions made to such XLTG pursuant to Section 3.1(a).

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EXHIBIT C

TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

PETROALGAE LLC

A DELAWARE LIMITED LIABILITY COMPANY

REGULATORY ALLOCATIONS

This Exhibit contains special rules for the allocation of items of LLC income, gain, loss and deduction that override the basic allocations of Profits and Losses in Section 4.1 of the Agreement to the extent necessary to cause the overall allocations of items of LLC income, gain, loss and deduction to have substantial economic effect pursuant to Treasury Regulations §1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

(a) Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

(i) “Adjusted Capital Account” means, with respect to any Member or assignee, such Person’s Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore pursuant to the next to last sentences of Treasury Regulations § 1.704-2(g)(1) (share of minimum gain) and 1.704-2(i)(5) (share of member nonrecourse debt minimum gain).

(ii) “LLC Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations § 1.704-2(d), and is generally the aggregate gain the LLC would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Treasury Regulations § 1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor’s recourse is not limited to particular assets of the LLC, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the LLC shall be treated as a single liability and allocated to the LLC’s assets using any reasonable basis selected by the Board.

(iii) “Member Nonrecourse Deductions” shall mean losses, deductions or Code § 705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to “partner nonrecourse deductions” set forth in Treasury Regulations § 1.704-2(i)(2).

(iv) “Member Nonrecourse Debt” means any LLC liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Treasury Regulations § 1.752-2 as a guarantor, lender or otherwise.

(v) “Member Nonrecourse Debt Minimum Gain” shall mean the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Treasury Regulations § 1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor’s recourse against the LLC is not limited to particular assets of the LLC, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the LLC shall be treated as a single liability and allocated to the LLC’s assets using any reasonable basis selected by the Board.

(vi) “Nonrecourse Deductions” shall mean losses, deductions, or Code § 705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Treasury Regulations § 1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Treasury Regulations § 1.704-2(c), and shall generally equal the net increase, if any, in the amount of LLC Minimum Gain for that taxable year, determined generally according to the provisions of Treasury Regulations § 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in LLC Minimum Gain, with such other modifications as provided in Treasury Regulations § 1.704-2(c).

(vii) “Nonrecourse Liability” means any LLC liability (or portion thereof) for which no Member bears the economic risk of loss under Treasury Regulations § 1.752-2.

(viii) “Regulatory Allocations” shall mean allocations of Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the member nonrecourse debt minimum gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph (h) below.

(b) Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in proportion to the number of Units held by such Members during such Fiscal Year.

(c) Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Treasury Regulations § 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

(d) Minimum Gain Chargeback. If there is a net decrease in LLC Minimum Gain for a Fiscal Year, each Member shall be allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of such net decrease in LLC Minimum Gain, determined in accordance with Treasury Regulations § 1.704-2(g)(2) and the definition of LLC Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

(e) Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Treasury Regulations § 1.704-2(i)(5), shall be allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations §§ 1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Treasury Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(f) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of LLC income and gain (consisting of a pro rata portion of each item of LLC income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in such Member’s Capital Account created or increased by such adjustments, allocations or distributions as quickly as possible.

(g) Gross Income Allocation. In the event any Member has a deficit in its Capital Account at the end of any Fiscal Year, each such Member shall be allocated a pro rata portion of each item of LLC gross income and gain, in the amount of such Capital Account deficit, as quickly as possible.

(h) Curative Allocations. When allocating Profits and Losses under Section 4.1, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

(i) Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under Section 4.1 and in the order in which they appear above.

(j) Waiver of Minimum Gain Chargeback Provisions. If the Board determines that (i) either of the two minimum gain chargeback provisions contained in this Exhibit would cause a distortion in the economic arrangement among the Members, (ii) it is not expected that the LLC will have sufficient other items of income and gain to correct that distortion, and (iii) the Members have made Capital Contributions or received net income allocations that have restored any previous Nonrecourse Deductions or Member Nonrecourse Deductions, the Board shall have the authority, but not the obligation, after giving notice to the Members, to request on behalf of the LLC the Internal Revenue Service to waive the minimum gain chargeback or member nonrecourse debt minimum gain chargeback requirements pursuant to Treasury Regulations §§ 1.704-2(f)(4) and 1.704-2(i)(4). The LLC shall pay the expenses (including attorneys’ fees) incurred to apply for the waiver. The Board shall promptly copy all Members on all correspondence to and from the Internal Revenue Service concerning the requested waiver.

(k) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Code § 734(b) or Code § 743(b) is required, pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

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EXHIBIT D

TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

PETROALGAE, LLC

A DELAWARE LIMITED LIABILITY COMPANY

APPRAISAL EXHIBIT

1. General Procedures.

(a) In the event (i) an Optional Purchase Event has occurred with respect to a Member and it is necessary to determine the fair market value of any consideration proposed to be received in connection with such Optional Purchase Event or such Member’s Units pursuant to Section 7.5, or (ii) it is otherwise necessary under the Agreement to determine the fair market value of Units or other non-cash assets, such fair market value will be determined pursuant to this Exhibit D.

(b) The fair market value shall be determined by mutual agreement of all parties in interest (which determination shall be final and binding on the LLC and each of the Members); provided, however, if all parties in interest do not agree on the fair market value within ten (10) days after notice is given by one of them to all others of a request for determination of fair market value, the fair market value shall be determined in accordance with the following provisions of this Exhibit.

(c) The parties in interest shall jointly select a Qualified Appraiser (as defined below). If the parties in interest so jointly select a Qualified Appraiser, the appraiser so selected shall promptly determine the fair market value of the Units or the assets in question, which determination shall be final and binding on the LLC and each of the Members. If they fail to jointly select a Qualified Appraiser within ten (10) days after a request by any such party to make the joint selection, the Qualified Appraiser shall, upon application of any party in interest, be selected by the chief executive of the American Arbitration Association residing in Orlando, Florida (and if such person is not available or willing, the President of the Orange County Florida Bar Association), whose determination shall be binding upon the LLC and each of the Members. Each party in interest shall have the right to submit such data and memoranda to the Qualified Appraiser in support of their respective positions as they may deem necessary or appropriate. The determination of the fair market value of the Units or the assets in question by the Qualified Appraiser in accordance with the foregoing provisions shall be final and binding upon the LLC and each of the Members.

2. Qualifications of Appraisers.

(a) The appraiser to be appointed pursuant to the appraisal procedures of this Exhibit shall (i) be an investment banking firm, business valuation or brokerage firm or a public accounting firm of national reputation, (ii) not have any bias or financial or personal interest in the LLC or any past or present relationship with any of the parties in interest or any of their Affiliates, and (iii) have experience in valuing businesses or assets to be valued, as applicable, which, to the extent possible, are similar in character to the LLC (a “Qualified Appraiser”).

(b) Any determination of fair market value shall be based upon the terms and conditions of this Agreement, and under no circumstances shall the Qualified Appraiser appointed pursuant to this Exhibit add to, modify, disregard or change any of the provisions of this Agreement, and the jurisdiction and scope of such Qualified Appraiser shall be limited accordingly. The LLC shall give prompt written notice to each other party in interest of the appointment of the Qualified Appraiser under this Exhibit, such notice to identify the Qualified Appraiser.

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3. Assumptions; Appraisal Costs.

(a) In connection with any determination of the fair market value of one or more Units, the fair market value thereof shall equal the amount that would be received by the owner of such Units with respect thereto if all of the assets of the LLC were sold for cash equal to their fair market value (as determined pursuant to this Exhibit), and the LLC paid all of its liabilities and liquidated in accordance with this Agreement, in each case, as of the last day of the month immediately prior to the event giving rise to need to determine fair market value.

(b) The LLC shall pay the fees and expenses of the Qualified Appraiser.

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